UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2022

SENTINELONE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 868-3733
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2022, the Board of Directors (the “Board”) of SentinelOne, Inc. (the “Company”) appointed Ana Pinczuk to serve as a member of the Board effective May 10, 2022 (the “Effective Date”). Ms. Pinczuk will serve as a Class II director, whose term expires at the annual meeting of stockholders to be held in 2023, and until Ms. Pinczuk's successor shall have been duly elected and qualified, or until Ms. Pinczuk's earlier death, resignation, disqualification or removal. Ms. Pinczuk has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

Ms. Pinczuk serves as the Chief Development Officer for Anaplan, Inc., a position she has held since August 2019. Anaplan provides a cloud-based connected planning platform that helps connect organizations and people to make better and faster decisions. She joined Anaplan in February 2019 as the Chief Transformation Officer. Prior to that, she held positions as the President of Hewlett Packard Enterprise’s Pointnext technology services organization, the Executive Vice President and Chief Product Officer of Veritas Technologies LLC, a data management provider specializing in information protection, availability, and insight solutions, and Senior Vice President and General Manager, Backup and Recovery for Symantec Corporation, all in the period from 2015 to 2018. From 2000 until 2015, Ms. Pinczuk served in various executive positions with Cisco Systems, Inc., including most recently as Senior Vice President. Prior to joining Cisco, Ms. Pinczuk spent 15 years with AT&T, Inc., in positions of increasing responsibility. Ms. Pinczuk earned both undergraduate and graduate mechanical engineering degrees from Cornell University, an executive master’s degree in technology management from the University of Pennsylvania and a master’s degree in software management from Carnegie Mellon University.

In accordance with the Company’s amended and restated Outside Director Program, as generally disclosed in the Company’s final prospectus, dated June 29, 2021, relating to the Company's initial public offering, Ms. Pinczuk is entitled to (i) an annual cash retainer of $50,000 for service on the Board, (ii) additional annual cash compensation for committee membership, in each case payable in quarterly arrears, prorated based on full calendar months served, and subject to Ms. Pinczuk’s continued service, (iii) an initial equity award with an initial grant date value of $400,000 (the “Initial Award”), and (iv) an annual equity award with an initial grant date value equal to $225,000 (the “Annual Award”). Ms. Pinczuk may elect to receive her cash fees in the form of restricted stock units pursuant to a written election in lieu of cash.

The Initial Award will vest quarterly with respect to 1/12 of the total number of RSUs subject to the award, so long as Ms. Pinczuk continues to provide service as an outside director to the Company through each vesting date. The Annual Award shall fully vest on the earliest of (i) the date of the next annual meeting of the Company’s stockholders, (ii) the date that is one year following the Annual Award grant date, (iii) Ms. Pinczuk’s death, (iv) the date on which Ms. Pinczuk becomes disabled, or (v) the occurrence of a corporate transaction (as defined in the Company's 2021 Equity Incentive Plan), in each case so long as Ms. Pinczuk continues to provide services as an outside director to the Company through such date.

There are no family relationships between Ms. Pinczuk and any director or executive officer of the Company and no transaction involving Ms. Pinczuk that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In connection with her appointment, the Company will enter into its standard form of indemnification agreement with Ms. Pinczuk, a form of which was previously filed with the SEC as Exhibit 10.1 to the Company's registration statement on Form S-1 (File No. 333-256761) on June 3, 2021.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the appointment described above is being furnished as Exhibit 99.1 to this filing. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Ana Pinczuk Appointed to the SentinelOne Board.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: May 12, 2022	By:	/s/ David Bernhardt
David Bernhardt
Chief Financial Officer